EXHIBIT 5


                               Brown & Wood LLP
                            One World Trade Center
                           New York, N.Y 10048-0557
                           Telephone: 212-839-5300
                           Facsimile: 212-839-5599


                                                         August 3, 1999



Reckson Service Industries, Inc.
10 East 50th Street
New York, New York  10022


Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and, as supplemented by one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of Common Stock, Common Stock Warrants (including Rights to Purchase Common Stock), Preferred Stock, Preferred Stock Warrants, Depositary Shares and Debt Securities of Reckson Service Industries, Inc., a Delaware corporation (the "Company"), with an aggregate public offering price of up to $500,000,000 (collectively, the "Securities").

     In connection with rendering this opinion, we have examined the Company's First Amended and Restated Certificate of Incorporation and Bylaws, as amended, records of the Company's corporate proceedings, the Registration Statement and such other certificates, records, receipts and documents as we considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     (a) The shares of Common Stock have been duly authorized by the Company and, when (i) duly executed and delivered by the Company pursuant to the authority granted by the Company's Board of Directors and (ii) paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.

     (b) The shares of Preferred Stock have been duly authorized by the Company and, when (i) the final terms thereof have been duly established by the Company in accordance with the designating amendment and certificates representing such shares have been duly executed and delivered by the Company pursuant to the authority granted by the Company's Board of Directors and (ii) paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.

     (c) The Depositary Shares have been duly authorized by the Company and, when (i) the final terms thereof have been duly established by the Company pursuant to authority granted by the Company's Board of Directors, (ii) the Depositary Receipts (as defined in the Prospectus) representing such Depositary Shares have been duly executed and delivered by the applicable Depositary in accordance with the applicable Deposit Agreement, (iii) paid for by the purchasers thereof and (iv) all necessary action for the issuance of the underlying Preferred Stock has been taken, will be validly issued and will entitle the registered holders thereof to the rights specified in such Deposit Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (d) The Warrants have been duly authorized by the Company and, when (i) the final terms thereof have been duly established by the Company and certificates representing such Warrants have been duly executed by the Company pursuant to the authority granted by the Company's Board of Directors, (ii) countersigned and delivered by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and (iii) paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company and will entitle the registered holders thereof to the rights specified in such Warrant Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (e) The Debt Securities have been duly authorized by the Company, and when (i) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (ii) the Company and the Trustee have duly executed and delivered the Indenture and
(iii) the final terms of the Debt Securities have been duly established and approved and have been duly executed, authenticated and delivered against consideration therefor as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company and registered holders of such Debt Securities will be entitled to the benefits of the Indenture; provided, however, that the foregoing opinion is subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                 Very truly yours,



                                                 /s/ Brown & Wood LLP